UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2016 (May 12, 2016)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with the retirement policy of The Progressive Corporation set forth in the company’s Corporate Governance Guidelines, on May 13, 2016, Mr. Stephen R. Hardis, the Lead Independent Director of the company’s Board of Directors, retired from the company’s board after 28 years of service as a director. On May 13, 2016, the independent members of the Board of Directors appointed Ms. Lawton W. Fitt as Lead Independent Director.

    On May 12, 2016, the company announced that Glenn M. Renwick, the company’s President and Chief Executive Officer, will retire from these positions effective July 1, 2016 (the “Effective Date”). Mr. Renwick will continue as the Company’s Executive Chairman of the Board. The company also announced that Susan Patricia (Tricia) Griffith, the company’s Personal Lines Chief Operating Officer since April 2015, will succeed Mr. Renwick as President and CEO as of the Effective Date. At that time, Mrs. Griffith is expected to become a director of the company and to be appointed to the Executive Committee of the Board. Additional information regarding Mrs. Griffith, including her experience over the past five years, is incorporated herein by reference to the company’s Annual Report on Form 10-K for the year ended December 31, 2015. A copy of the company’s press release announcing this transition is attached hereto as Exhibit 99.1.

In connection with the transition described above, on May 12, 2016, the Compensation Committee approved the following actions, which will be effective on the Effective Date:

•
Mrs. Griffith’s annual salary will be increased to $700,000, and her annual incentive cash bonus for 2016 will be calculated using her current salary and target percentage (125%) for the first half of the year and this increased salary and a target percentage of 150% for the second half of the year.

•
Mrs. Griffith will receive additional restricted stock unit (“RSU”) awards valued at $3.15 million in the aggregate under the company’s 2015 Equity Incentive Plan. The RSUs will be split between three types of awards, as described below:

◦
time-based RSUs having a value equal to $1.05 million, which are scheduled to vest in equal installments on January 1 of 2019, 2020 and 2021, subject to earlier vesting (including upon satisfying the requirements for a qualified retirement) and forfeiture;

◦	performance-based RSUs having a value equal to $1.75 million and measuring the company’s growth in personal passenger auto and commercial auto versus industry growth during 2016-2018; and

◦	performance-based RSUs having a value equal to $350,000 and measuring the results of the company’s fixed-income portfolio versus peer companies during 2016-2018.

The number of RSUs to be covered by each award will be determined based on the closing price of the company’s common shares on the New York Stock Exchange on the Effective Date. The other terms of these awards will be the same as the terms of the annual equity awards granted to the company’s named executive officers during 2015.

See the company’s proxy statement dated March 25, 2016 for additional information regarding the terms of these awards.

•
Mr. Renwick’s salary will be decreased to $500,000 and his target percentage for 2016 for purposes of his annual incentive cash bonus will remain at 150%; his bonus for 2016 will be calculated using his current salary for the first half of the year and this decreased salary for the second half of the year. Except as described in the following bullet point, he will also continue to participate in the company’s employee benefit plans.

•
The Progressive Corporation Executive Separation Allowance Plan, as amended (the “Plan”), was amended to provide that an Executive Chairman who is not also serving as the company’s Chief Executive Officer is not entitled to participate in the Plan.

Neither Mr. Renwick nor Mrs. Griffith, if elected to the Board as expected, will receive additional compensation for service as a director.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting of Shareholders held on May 13, 2016, 508,940,296 common shares were represented in person or by proxy.

(b) Proposal One - At the meeting, shareholders elected the nine directors named below. The votes cast with respect to each director were as follows:

Director	Term Expires	For	Against	Abstain	Broker Non-Votes
Stuart B. Burgdoerfer	2017	461,661,902	507,809	3,437,338	43,333,247
Charles A. Davis	2017	452,645,539	12,677,418	284,092	43,333,247
Roger N. Farah	2017	461,009,027	1,162,387	3,435,635	43,333,247
Lawton W. Fitt	2017	460,899,240	1,285,687	3,422,122	43,333,247
Jeffrey D. Kelly	2017	460,357,223	1,806,092	3,443,734	43,333,247
Patrick H. Nettles, Ph.D.	2017	456,769,146	5,419,372	3,418,531	43,333,247
Glenn M. Renwick	2017	449,054,835	15,259,967	1,292,247	43,333,247
Bradley T. Sheares, Ph.D.	2017	456,658,191	5,529,597	3,419,261	43,333,247
Barbara R. Snyder	2017	464,790,341	568,074	248,634	43,333,247

Also at the Annual Meeting, shareholders took the following actions:

•
Proposal Two - Approved an amendment to our Articles of Incorporation to eliminate supermajority provisions applicable to common shares. This proposal received 463,352,393 affirmative votes and 1,626,486 negative votes. There were 628,170 abstentions and 43,333,247 broker non-votes with respect to this proposal.

•
Proposal Three - Approved an amendment to our Articles of Incorporation to reduce certain voting thresholds applicable to voting preference shares from a supermajority to a majority. This proposal received 463,683,258 affirmative votes and 1,035,129 negative votes. There were 888,662 abstentions and 43,333,247 broker non-votes with respect to this proposal.

•
Proposal Four - Did not approve an amendment to our Code of Regulations to add an exclusive forum provision. This proposal received 267,268,211 affirmative votes and 197,347,311 negative votes. There were 991,527 abstentions and 43,333,247 broker non-votes with respect to this proposal.

•
Proposal Five - Approved our executive compensation program. This proposal received 455,625,968 affirmative votes and 8,645,759 negative votes. There were 1,335,322 abstentions and 43,333,247 broker non-votes with respect to this proposal.

•
Proposal Six - Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016. This proposal received 505,152,202 affirmative votes and 3,531,919 negative votes. There were 256,175 abstentions and no broker non-votes with respect to this proposal.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

See exhibit index on page 6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016
THE PROGRESSIVE CORPORATION

By: /s/ Charles E. Jarrett
                            Name: Charles E. Jarrett
Title: Vice President and
Secretary

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
99	99.1	Press Release dated May 12, 2016